BRIGGS
 BUNTING &
 DOUGHERTY, LLP

 CERTIFIED
 PUBLIC
 ACCOUNTANTS





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the references to our firm in the  Registration  Statement on Form

N-1A of the North  American  Government  Bond Fund,  Inc.  and to the use of our

report dated December 23, 2008 on the Fund's financial  statements and financial highlights.  Such financial  statements and financial  highlights  appear in the

2008 Annual Report to  Shareholders  that is  incorporated by reference into the

Statement of Additional Information.





                                           /s/ BRIGGS, BUNTING & DOUGHERTY, LLP

                                           BRIGGS, BUNTING & DOUGHERTY, LLP

PHILADELPHIA, PENNSYLVANIA
FEBRUARY 27, 2009